Exhibit 2.1

Execution Version

AMENDMENT NO. 1

TO

SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is dated as of March 25, 2019 by and among PEP I Holdings, LLC, a Delaware limited liability company (“Phillips I Seller”), PEP II Holdings, LLC, a Delaware limited liability company (“Phillips II Seller”) and PEP III Holdings, LLC, a Delaware limited liability company (“Phillips III Seller” and together with Phillips I Seller and Phillips II Seller, each a “Seller” and collectively, the “Sellers”), Kimbell Royalty Partners, LP, a Delaware limited partnership (“KRP”), and Kimbell Royalty Operating, LLC, a Delaware limited liability company (“Opco” and together with KRP, the “Purchasers”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement, dated February 6, 2019, by and among the Sellers and the Purchasers (the “Securities Purchase Agreement”).

WHEREAS, the Parties desire to amend the Securities Purchase Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions, and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties agree as follows:

1.              Amendments to Securities Purchase Agreement.

a.              Definitions.

i.      The defined term “Litigation Amount” is hereby amended and restated as follows:

“Litigation Amount” means the amount equal to $5,275,518.

ii.   The defined term “Litigation Holdback Units” is hereby amended and restated as follows:

“Litigation Holdback Units” means,

(i) with respect to the matter identified as Item 1 on Schedule 5.7, with respect to Phillips II Seller, 42,081 Opco Common Units and 42,081 Class B Units, and

(ii) with respect to the matter identified as Item 2 on Schedule 5.7, with respect to Phillips III Seller, 9,709 Opco Common Units and 9,709 Class B Units.

b.              Section 13.8.

i.      Section 13.8(a) and Section 13.8(b) are hereby amended and restated in their entirety as follows:

“(a) Within five (5) Business Days following any final non-appealable determination (including a compromise or settlement) of either Litigation in favor of the Subject Companies, (i) such applicable Seller shall provide the Transfer Agent with the applicable Transfer Agent Documentation and (ii) Purchasers shall deliver to the Transfer Agent written instructions instructing the Transfer Agent to (A) transfer to such applicable Seller from the Litigation Holdback Unit Balance the applicable Litigation Holdback Units and (B) remove the Contract Legend on such transferred Litigation Holdback Units.

(b) Within five (5) Business Days following any final non-appealable determination (including a compromise or settlement) of either Litigation in favor of the Third Party to such Litigation, (i) such applicable Seller shall provide the Transfer Agent with the applicable Transfer Agent Documentation and (ii) Purchasers shall deliver to the Transfer Agent written instructions instructing the Transfer Agent to (A) transfer to Purchasers from the Litigation Holdback Unit Balance the applicable Litigation Holdback Units and (B) remove the Contract Legend on such transferred Litigation Holdback Units.”

ii.   A new subsection (c) shall be added to Section 13.8 as set forth below (and current subsections (c), (d) and (e) shall become subsections (d), (e) and (f), respectively):

“(c) With respect to each of Section 13.8(a) and Section 13.8(b), the number of Litigation Holdback Units shall be calculated (i) pursuant to subsection (i) of the definition of “Litigation Holdback Units” if the applicable final non-appealable determination is of the matter identified as Item 1 on Schedule 5.7; and (ii) pursuant to subsection (ii) of the definition of “Litigation Holdback Units” if such final non-appealable determination is of the matter identified as Item 2 on Schedule 5.7.”

c.               Section 13.9 is hereby amended and restated in its entirety as follows:

“Within five (5) Business Days following the final-non-appealable determination (including a compromise or settlement) of a Litigation, the Parties shall deliver to the escrow agent of the escrow account joint written instructions authorizing the escrow agent to disburse the applicable Litigation Amount to (a) Sellers, if the final determination of the applicable Litigation is found in favor of the Subject Companies or (b) Purchasers, if the final determination of the applicable Litigation Amount is found in favor of the Third Party to such litigation.  The escrow agent shall disburse the Litigation Amount to such Party in a manner consistent with the Escrow Agreement.”

2.              Miscellaneous Terms. The provisions of Article 14 of the Securities Purchase Agreement shall apply mutatis mutandis to this Amendment and to the Securities

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Purchase Agreement as modified by this Amendment, taken together as a single agreement reflecting the terms therein as modified hereby.

3.              No Further Amendment. Except as amended by this Amendment, the Securities Purchase Agreement shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

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IN WITNESS WHEREOF, this Amendment has been signed by each of the Parties as of the date first set forth above.

PHILLIPS I:

PEP I HOLDINGS, LLC

By:	EnCap Energy Capital Fund VI, L.P., its Managing Member

By:	EnCap Equity Fund VI GP, L.P., its General Partner

By:	EnCap Investments L.P., its General Partner

By:	EnCap Investments GP, L.L.C., its General Partner

By:	/s/ D. Martin Phillips
Name:	D. Martin Phillips
Title:	Managing Partner

PHILLIPS II:

By:	EnCap Energy Capital Fund VII, L.P., its Managing Member

By:	EnCap Equity Fund VII GP, L.P., its General Partner

By:	EnCap Investments L.P., its General Partner

By:	EnCap Investments GP, L.L.C., its General Partner

By:	/s/ D. Martin Phillips
Name:	D. Martin Phillips
Title:	Managing Partner

Signature Page to Amendment No. 1 to Securities Purchase Agreement

PHILLIPS III:

PEP III HOLDINGS, LLC

By:	EnCap Energy Capital Fund VIII, L.P., its Managing Member

By:	EnCap Equity Fund VIII GP, L.P., its General Partner

By:	EnCap Investments L.P., its General Partner

By:	EnCap Investments GP, L.L.C., its General Partner

By:	/s/ D. Martin Phillips
Name:	D. Martin Phillips
Title:	Managing Partner

Signature Page to Amendment No. 1 to Securities Purchase Agreement

PURCHASERS:

KIMBELL ROYALTY PARTNERS, LP

By: Kimbell Royalty GP, LLC, its general partner

By:	/s/ Matthew S. Daly
Name:	Matthew S. Daly
Title:	Chief Operating Officer

KIMBELL ROYALTY OPERATING, LLC

By:	/s/ Matthew S. Daly
Name:	Matthew S. Daly
Title:	Chief Operating Officer

Signature Page to Amendment No. 1 to Securities Purchase Agreement